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                                                                  EXHIBIT 99.1

                         BANKERS TRUST CORPORATION
            UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                   (IN MILLIONS, EXCEPT PER SHARE DATA)



     The following Unaudited Pro Forma Condensed Statements of Income for the nine months ended September 30, 1999 and 1998 give effect to Bankers Trust Corporation's ("BT" or the "Corporation") sale of its wholly-owned subsidiary Bankers Trust Australia Limited ("BTAL") to the Principal Financial Group for a price of approximately $1.4 billion. In addition, the following Unaudited Pro Forma Condensed Statements of Income for the nine months ended September 30, 1999 and 1998 give effect to the Corporation's transfer on June 5, 1999 of its wholly-owned subsidiary BT Alex. Brown Incorporated ("BTAB") and substantially all of its interest in Bankers Trust International PLC ("BTI") to Deutsche Bank Securities Inc. and Deutsche Holdings (BTI) Ltd., respectively, which are wholly-owned subsidiaries of Deutsche Bank AG.

     The pro forma information is based on the historical consolidated financial statements of BT after giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Financial Statements. The gain on the sale of BTAL has not been considered in the unaudited pro forma condensed income statements due to its nonrecurring nature. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the sale of BTAL and transfer of BTAB and BTI been consummated on the dates indicated or that may be obtained in the future.








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                         BANKERS TRUST CORPORATION
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                               (IN MILLIONS)

                           For the Nine Months Ended September 30, 1999
                              BT      BTAB, BTI       Pro Forma
                     Consolidated     and BTAL**    Adjustments  Pro Forma
                                        (a)           (b)

NET INTEREST REVENUE
  Interest revenue            $3,622    $ (1,316)       $ 576    $ 2,882
  Interest expense             2,971        (774)         253      2,450
NET INTEREST REVENUE             651        (542)         323        432
Provision for credit
  losses-loans                   (74)         26            -        (48)
NET INTEREST REVENUE AFTER
 PROVISION FOR CREDIT
 LOSSES-LOANS                    725        (568)         323        480
NONINTEREST REVENUE
  Trading                        (55)        260           (2)       203
  Fiduciary and funds management 805        (178)           -        627
  Corporate finance fees         488        (304)           -        184
  Other fees and commissions     456        (186)           -        270
  Net revenue from equity
   investments                   243           -            -        243
  Securities available for sale gains
   (losses)                     (150)        108            -        (42)
  Insurance premiums              86           -            -         86
  Other                          812         107          212      1,131
Total noninterest revenue      2,685        (193)         210      2,702
NONINTEREST EXPENSES
  Salaries and commissions       903        (310)           -        593
  Incentive compensation and employee
   benefits*                   2,046        (919)           -      1,127
  Agency and other professional
   service fees                  343         (54)          54        343
  Communication and data services 172        (53)           -        119
  Occupancy, net                  165        (35)           -        130
  Furniture and equipment         189        (33)           -        156
  Travel and entertainment         98        (48)           -         50
  Provision for policyholder
   benefits                       114          -            -        114
  Other                           424       (153)         412        683
  Restructuring charge            459          -           -         459
Total noninterest expenses      4,913     (1,605)         466      3,774
Income (loss) before income taxes (1,503)    844           67       (592)
Income taxes (benefit)             43                                311
NET INCOME (LOSS)             $(1,546)                             $(903)

   * Includes charges of approximately $1.1 billion in change-in-control related costs.
  ** Includes results of operations of BTAB and BTI through the transfer date, June 5, 1999 and includes results of operations of BTAL through the sale date, August 31, 1999.

See Notes to Unaudited Pro Forma Condensed Financial Statements.

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                         BANKERS TRUST CORPORATION
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                   (IN MILLIONS, EXCEPT PER SHARE DATA)

                         For the Nine Months Ended September 30, 1998
                              BT       BTAB, BTI  Pro Forma
                     Consolidated       and BTAL  Adjustments  Pro Forma
                                        (a)       (b)

NET INTEREST REVENUE
  Interest revenue           $6,575   $ (3,455)      $1,545     $4,665
  Interest expense            5,471     (2,069)         560      3,962
NET INTEREST REVENUE          1,104     (1,386)         985        703
Provision for credit
  losses-loans                   20        (29)          -          (9)
NET INTEREST REVENUE AFTER PROVISION
 FOR CREDIT LOSSES-LOANS      1,084     (1,357)         985        712
NONINTEREST REVENUE
  Trading                      (263)       390            9        136
  Fiduciary and funds management 819      (211)           -        608
  Corporate finance fees         965      (706)           -        259
  Other fees and commissions     584      (335)           -        249
  Net revenue from equity
    investments                  203        (3)           -        200
  Securities available for sale gains
   (losses)                      (81)       17            -        (64)
  Insurance premiums             202         -            -        202
  Other                          139       (29)         314        424
Total noninterest revenue      2,568      (877)         323      2,014
NONINTEREST EXPENSES
  Salaries and commissions     1,063      (320)           -        743
  Incentive compensation and employee
   benefits                    1,200      (754)           -        446
  Agency and other professional
   service fees                  374      (105)         104        373
  Communication and data services 180      (75)           -        105
  Occupancy, net                  156      (44)           -        112
  Furniture and equipment         175      (47)           -        128
  Travel and entertainment        123      (59)           -         64
  Provision for policyholder
   benefits                       251         -           -        251
  Other                           301     (178)         419        542
Total noninterest expenses      3,823   (1,582)         523      2,764
Income (loss) before income taxes (171)   (652)         785        (38)
Income taxes (benefit)             (69)                           (129)
NET INCOME (LOSS)               $  (102)                         $  91

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK    $(128)                          N/A (c)

EARNING (LOSS) PER COMMON SHARE:
  BASIC                     $(1.28)                         N/A (c)

  DILUTED                   $(1.28)                         N/A (c)

Cash dividends declared per common share $3.00              N/A (c)

Average common and common equivalent
  shares outstanding - basic 100.529                        N/A (c)

Average common and common equivalent shares
  outstanding - diluted     100.529                         N/A (c)



N/A - Not Available
See Notes to Unaudited Pro Forma Condensed Financial Statements.


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                         BANKERS TRUST CORPORATION
        NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS



(a) Amounts represent the elimination of BTAB's, BTI's and BTAL's third-party amounts from BT's historical consolidated financial statements

(b) Adjustments to record BTAB, BTI and BTAL intercompany amounts as third-party revenue or expense, as applicable. Intercompany amounts were eliminated in BT's historical consolidated financial statements.

(c) Pro forma cash dividends declared per common share, the pro forma earnings per common share calculations and the pro forma average common and common equivalent shares outstanding amounts are not meaningful, and therefore not presented, since Deutsche Bank AG acquired all of the outstanding shares of common stock of the Corporation from its shareholders at a price of $93.00 per share on June 4, 1999.